UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 22, 2026

Datavault AI Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38608	30-1135279
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square, 2005 Market Street, Suite 2400, Philadelphia, PA	19103
(Address of Principal Executive Offices)	(Zip Code)

(408)-627-4716

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DVLT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed, on October 28, 2025, Datavault AI Inc., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with API Media Innovations Inc., a New Jersey corporation (“API Media”), David Reese (“Mr. Reese”) and Frank Tomaino (“Mr. Tomaino”; together with Mr. Reese, the “Sellers” and each a “Seller”), pursuant to which the Company agreed to purchase from the Sellers all of the outstanding shares of common stock of API Media (the “API Shares”) for an aggregate purchase price of $14,000,000 in cash.

On January 22, 2026, the Company completed the purchase of the API Shares pursuant to the Purchase Agreement (the “Closing”).

Item 8.01 Other Events.

On January 22, 2026, the Company issued a press release (the “Press Release”) announcing the Closing. A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2026	DATAVAULT AI INC.

	By:	/s/ Nathaniel Bradley
		Name:	Nathaniel Bradley
		Title:	Chief Executive Officer